EXHIBIT 10.19

                          AMENDMENT TO OPTION AGREEMENT

          AMENDMENT TO OPTION AGREEMENT, dated as of February ___, 2000 (this "Amendment"), between NCI Acquisition Corporation ("Company") and Jerry Kaufman ("Optionee").


                              W I T N E S S E T H:

          WHEREAS, Company granted to Optionee pursuant to that certain Option Agreement dated as of December 31, 1997 (the "Option Agreement"; capitalized terms used herein and not defined shall have the meanings set forth on the Option Agreement); and

          WHEREAS, Company and Optionee desire to amend certain provisions options granted pursuant to and certain terms and conditions of the Option Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. AMENDMENT TO PARAGRAPH 1. Effective as of June 30, 1999, paragraph 1 of the Option Agreement shall be amended as follows:

     (a) The reference in paragraph (b) to "8,409" shall be deleted and "4,205" substituted therefor.

     (b) The reference in paragraph (c) to "4,805" shall be deleted and "2,403" substituted therefor.

Section 2. AMENDMENT TO PARAGRAPH 2. Effective as of June 30, 1999, paragraph 2 of the Option Agreement is amended by adding the following language to the end thereof:

          " ;provided that if Optionee's full-time employment with Nationwide Credit, Inc. shall not have been terminated for Cause (as such term is defined in the Employment Agreement, dated as of December 31, 1997, between Nationwide Credit, Inc. and Optionee, as such agreement may be amended, modified or supplemented), then (a) solely with respect to the termination of the Option Period applicable to the Vested Percentage of the Options, the proviso to the second sentence of Section 8 of the Plan shall be modified by deleting the phrase "the sixtieth (60) day" and substituting therefor "one (1) year", (b) solely for purposes of the vesting of Class B Options granted pursuant to this Agreement, Section 9(b) of the Plan shall be modified (1) by adding the phrase "(or if such Optionee's full-time employment is terminated by NCI prior to such date for any reason other than for "Cause")" to the end of clause (i)(A) thereof and (2) by deleting the phrase "within one-hundred and eighty (180) days of the date of such termination" from the definition of "Vested Percentage" in the last sentence of the first paragraph thereof and substituting therefor "within one (1) year of the date of such termination"
               (c) solely for purposes of the vesting of Class C Options granted pursuant to this Agreement, Section 9(c) of the Plan shall be modified by deleting the phrase "within one-hundred and eighty
               (180) days of the date of such termination" from clause (i)(A) thereof and substituting therefor "within one (1) year of the date of such termination".

Section 3. AMENDMENT TO VESTING SCHEDULE. Notwithstanding anything to the contrary contained in this Amendment, the Option Agreement or the Plan, the parties hereby agree that (a) no Class A Options shall vest after June 30, 1999 and the Vested Percentage of any Class A Options shall not increase after June 30, 1999 and (b) 4,205 of the Class A Options granted pursuant to the Option Agreement shall be cancelled.

Section 4. LIMITED EFFECT. Except as expressly amended hereby, all of the provisions of the Option Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.

Section 5. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. SECTION TITLES. Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7. COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                    NCI ACQUISITION CORPORATION



                                    By:
                                        Name:
                                        Title:


                                        Jerry Kaufman